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                                                                    Exhibit 10.9

                       KEY EMPLOYEE NON-COMPETE AGREEMENT


         THIS KEY EMPLOYEE NON-COMPETE AGREEMENT IS MADE AS OF THE ___________ between Cellomics, Inc., ("Cellomics") and _________________ ("Employee") an individual residing in ___________________, _______________________________.

         WHEREAS, Employee will be engaged by Cellomics, in a position of trust and confidence in which Employee will learn of, have access to, and develop confidential trade secret and other proprietary Information of Cellomics; and

         WHEREAS, Cellomics desires to protect its rights in such confidential, trade secret and other proprietary Information and to impose certain restrictions upon Employee's ability to compete with the business of the Company;

NOW THEREFORE, Cellomics and Employee, in consideration for Cellomics' offer of employment to Employee, intending to be legally bound, agree as follows:

1.       POSITION AND RESPONSIBILITIES

         1.1. Employee shall serve and shall perform such duties at such place or places as the Company shall designate,

         1.2. Employee will, to the best of Employee's ability, devote Employee's full time and best efforts to the performance of Employee's duties hereunder and to the business and affairs of the Company.

         1.3. Employee will duly, punctually and faithfully perform and observe any and all rules and regulations that the Company may now or shall hereafter establish governing the conduct of its business.

2.       TERM OF EMPLOYMENT

         2.1 The initial term of Employee's employment shall be one (1) year, commencing with the date hereof. Thereafter, this agreement will be extended automatically for one (1) additional year from the date hereof, unless the Company notifies Employee in writing, not later than ninety days (90) preceding the end of the first year, that the agreement will not be extended.

         2.2 The Company shall have the right, on written notice to Employee, to terminate Employee's employment:

                  (a)      immediately for cause, or

                  (b) at any time without cause provided the Company shall be obligated to pay to Employee as severance pay an amount equal to 3 months' basic salary, less applicable taxes and other required withholdings and any amount


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                           Employee may owe to the Company, payable in equal
                           monthly installments on the last day of each month commencing the last day of the month following the date of termination.

         2.3      For purposes of Section 2.2, the term "cause" shall include
                  (i) Employee's failure or refusal to render services to the Company in accordance with Employee's obligations under this Agreement, including Employee's voluntary termination of employment; (ii) the commission by Employee of an act of fraud or embezzlement against the Company or the commission by Employee of any other action with the intent to injure the Company; or (iii) an act of moral turpitude by Employee which is materially detrimental to the business of the Company; or
                  (iv) Employee's having been convicted of a felony other than traffic offenses which do not bring Employee or the Company into disgrace or disrepute.

3. COMPENSATION. The Company shall pay to Employee for the service to be rendered hereunder a basic salary at an annual rate of $___________, subject to increase in accordance with the policies of the Company, as determined by its Board of Directors, from time to time, payable in installments in accordance with Company policy. Employee shall also be entitled to all rights and benefits for which Employee shall be eligible under deferred bonus, pension, group insurance, profit-sharing or other company benefits which may be in force from time to time and provided to Employee or for the Company's employees generally.

4.       OTHER ACTIVITIES DURING EMPLOYMENT

         4.1 Except with the prior written consent of the Company's Board of Directors or as described on Exhibit A hereto, Employee will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise other than one in which Employee is an inactive investor. This provision shall not be deemed to preclude membership in professional societies, lecturing or the acceptance of honorary positions, that are in any case incidental to Employee's employment by the Company and which are not adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

         4.2 Except as permitted by Section 4.3, Employee will not acquire, assume or participate in, directly or indirectly, any position, investment or interest adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or take any action towards any of the foregoing.

         4.3 During the term of Employee's employment by the Company, except on behalf of the Company or its subsidiaries, Employee will not directly or indirectly, whether as an officer, director, Employee, stockholder, partner, proprietor, associate, representative, or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company, in any part of the world, in any line of business engaged in (or which the Company has made plans to be engaged in) by the Company; provided however, that anything above to the contrary notwithstanding, Employee may


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                  own, as an inactive investor, securities of any competitor corporation, so long as Employee's holdings in any one such corporation shall not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation.

5.       FORMER EMPLOYMENT

         5.1 Employee represents and warrants that Employee's employment by the Company will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship. Subject to Section 5.2, Employee represents and warrants that Employee does not possess confidential information arising out of prior employment which, in Employee's best judgment, would be utilized in connection with Employee's employment by the Company in the absence of Section 5.2.

         5.2 If, in spite of the second sentence of Section 5.1, Employee should find that confidential information belonging to any former employer might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on its behalf any confidential information belonging to any of Employee's former employers; but during Employee's employment by the Company Employee will use in the performance of Employee's duties all information which is generally known and used by persons with training and experience comparable to Employee's own and all information which is common knowledge in the industry or otherwise legally in the public domain.

6. EMPLOYEE INNOVATION AND PROPRIETARY INFORMATION. Employee agrees to be bound by the provisions of the Proprietary Information and Property Agreement made as of _________________________ by and between Employee and the Company (the "Proprietary Information and Property Agreement").

7.       POST-EMPLOYMENT ACTIVITIES

         7.1 As a result of Employee's position with the Company, Employee will have access to significant confidential and proprietary information of the Company. In addition, the Company has agreed to impose certain restrictions upon Employee's ability to compete with the business of the Company. Employee understands and acknowledges that these restrictions are fair and reasonable given, among other things, the worldwide market for the Company's products and technologies. Based on the foregoing, and in consideration thereof and of the payments to be made to Employee by the Company pursuant to this Agreement, until twelve (12) months after the termination of Employee's employment with the Company, absent the Company's prior written approval, Employee will not directly or indirectly:

                  (a) engage in activities for, nor render services to, any firm or business organization which directly competes with the Company or any Subsidiary in any line of business engaged in by the Company or any Subsidiary (or which the Company or any Subsidiary has made plans to be engaged in), whether now existing or hereafter established, nor shall Employee engage



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                           in such activities nor render such services to any
                           other person or entity engaged or about to become engaged in such activities to, for, or on behalf of, any such firm or business organization;

                  (b) solicit Employees of the Company or any Subsidiary to leave its employ;

                  (c) offer or cause to be offered employment to any person who is employed by the Company or any Subsidiary at any time during the six months prior to the termination of Employee's employment with the Company;

                  (d) entice, induce or encourage any of the Company's or any Subsidiary's other Employees to engage in any activity which, were it done by you, would violate any provision of this Section 7; or

                  (e) otherwise attempt to interfere with or disrupt the business or activities of the Company or any Subsidiary.

         7.2 Upon Employee's written request to the Company specifying the activities proposed to be conducted by you, the Company may in its discretion give Employee written approval(s) to personally engage in any activity or render services referred to in
                  Section 7.1 upon receipt of written assurances (satisfactory to the Company and its counsel) from Employee and from Employee's prospective employer(s) that the integrity of the Proprietary Information Agreement and the provisions of
                  Section 7.1 will not in any way be jeopardized or violated by such activities, provided the burden of so establishing the foregoing to the satisfaction of the Company and said counsel shall be upon Employee and Employee's prospective employer(s).

8. REMEDIES. Employee's duties under the Proprietary Information Agreement and Section 7 shall survive termination of Employee's employment with the Company. Employee acknowledges that a remedy at law for any breach or threatened breach by Employee of the provisions of the Proprietary Information Agreement or Section 7 would be inadequate and Employee therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

9.       POST EMPLOYMENT EARNINGS

         9.1 If after conscientious effort (which the Company may ask Employee to establish to its reasonable satisfaction), during any period in which Employee is subject to the restrictions of
                  Section 7.1, Employee is unable primarily due to such restrictions to obtain a position comparable to that last held by Employee with the Company, and which, together with any consulting fees then being paid to Employee by the Company, shall be as remunerative as Employee's monthly remuneration with the Company when Employee's employment terminated (hereinafter Employee's "Remuneration"), then, the Company shall (subject to Section 9.3) pay to Employee monthly, as an additional consulting fee or otherwise, a sum (the "Guarantee") such that Employee's then monthly remuneration shall be equal to Employee's Remuneration. No payment shall be



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                  made pursuant to this Section 9.1 with respect to any period for which Employee is receiving severance pay pursuant to
                  Section 2.2(b).

         9.2 Employee shall notify the Company in writing within 15 days after any calendar month as to whether Employee seeks payment of the Guarantee under Section 9.1. Employee must establish the amount of such Guarantee sought to the Company's reasonable satisfaction, whereupon the Company shall promptly (and, in any event, within 15 days of receipt of Employee's notification) pay to Employee the amount of the Guarantee so established.

         9.3 The Company at any time may, upon 90 days' written notice, notify Employee that it prospectively shall not make any further payments of the Guarantee, whereupon Employee shall thenceforth cease to be bound by any of the restrictions of Sections 7.1 or 7.2. All prohibitions of the Proprietary Information Agreement shall survive the Company's decision under this Section 9.3 not to continue the Guarantee.

10. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or you.

11. INTERPRETATION. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

12. NOTICES. Any notice which the Company is required or may desire to give to Employee shall be given to Employee by personal delivery or registered or certified mail, return receipt requested, addressed to Employee at the address of record with the Company, or at such other place as Employee may from time to time designate in writing. Any notice which Employee is required or may desire to give to the Company hereunder shall be given by personal delivery or by registered certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the dates of mailing any such notice shall be deemed to be the date of delivery thereof.

13. WAIVERS. If either party shall waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.



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14.      HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

15. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

16. COMPLETE AGREEMENT; AMENDMENTS; PRIOR AGREEMENTS. The foregoing is the entire Agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements between the Company and Employee with respect to the matters covered hereby.


Employee is fully aware of Employee's right to discuss any and all aspects of this Agreement with an attorney chosen by Employee, and Employee further acknowledges that she/he has carefully read and fully understands all of the provisions of this Agreement and that Employee, in all consideration for Cellomics' offer of employment, is voluntarily entering into this Agreement.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

         This Agreement shall be interpreted and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

         WITNESS the execution hereof as of the date first above written.

         Employee:                          Cellomics, Inc. (Cellomics):


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         Employee Signature                 Signature


         ------------------------------     ----------------------------------
         Employee Name                      Name and Title


         ------------------------------     ----------------------------------
         Date                               Date








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